Exhibit 10.16

                              CONSORTIUM AGREEMENT


            This Academic Consortium Agreement made as of the _____ day of _____, 2005 (the "EFFECTIVE DATE") by and between Sonoma College, Inc., a California corporation having its principal place of business at 1304 South Point Boulevard, Suite280, Petaluma California 95442 ("SONOMA") and Citi College of Allied Health, Chicago, Illinois ("CCAH") and together with Sonoma, the "PARTIES" and each individually, a "PARTY").

            WHEREAS each of the Parties has developed and created, educational, proprietary degree and/or certificate programs (each a "PROGRAM" and collectively, "PROGRAMS") which incorporate intellectual property and other proprietary rights of such Party, including without limitation Content (as defined herein); and

            WHEREAS, Sonoma has developed proprietary technology to deliver its general educational courses to students which consists of software methodologies and other proprietary technologies, methods, plug-ins, trade secrets and know-how (the "SONOMA PLATFORM"); and

            WHEREAS, the Parties agree that the Consortium will initially focus on providing Sonoma's MRI Technologist Program at campus(es) owned and/or operated by CCAH.

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

            I.    DEFINITIONS.

            "CONTENT" means text, pictures, sound, graphics, video and data provided by a Party to the other Party, as such materials may be modified from time to time.

            "INTELLECTUAL PROPERTY" means any and all now known or hereafter known tangible and intangible: (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark, servicemark, trade dress and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, and (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated (including without limitation logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

            II.   RESPONSIBILITIES OF THE PARTIES.

                  A. During the Term, the Parties shall cooperate with each other to identify certain Programs, that are currently offered by one Party through its facilities but not by the other Party, that the Parties mutually agree would be in their respective best interests

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      to also make available through the other Party's facilities as a satellite program ("SATELLITE PROGRAM").

                  B. For each Program identified pursuant to Paragraph II. A above, the Parties shall complete and sign a separate Program specification (each a "PROGRAM SPECIFICATION" ) which shall reference this Agreement, and each such signed Program Specification shall be attached as an Exhibit to this Agreement and become a part of this Agreement. It is understood, however, that neither Party is obligated to license the use of a Program or any Content to the other Party until, unless, and only to the extent that a Program Specification is signed by both Parties.

                  C. Each Program Specification shall describe the Program, the responsibilities of each of the Parties in connection with the Satellite Program ("RESPONSIBILITIES"), any Content, to be delivered to the other Party in connection with the Satellite Program ("DELIVERABLES"), and the effective commencement date for the Satellite Program ("PROGRAM COMMENCEMENT DATE"). Each of the Parties shall use its best efforts to perform its Responsibilities and deliver the Deliverables in accordance with the schedules set forth in the Program Specification. Each party recognizes that time is of the essence with respect to all aspects of this agreement and the subject matter hereof.

            III.  GRANT OF LICENSE.

                  A. Subject to the terms and conditions of this Agreement, each of the Parties shall grant the other Party a limited, non-exclusive, non-transferable, world-wide license ("LICENSE") to use any Content that it provides to the other Party pursuant to this Agreement, solely to the extent expressly set forth in the applicable Program Specification (the "INTENDED USE"). All fields of use not expressly included within the Intended Use are specifically excluded from the scope of the License. In no event will a Party remove or alter any proprietary notice of the other Party, or any third party, contained on or any of the Content without the prior written consent of the Party that provided such Content.

            IV.   CONFIDENTIALITY.

                  A. Confidential Information. "CONFIDENTIAL INFORMATION" shall include all information and data furnished by one Party to the other, whether in oral, written, graphic or machine-readable form, including without limitation, code (source and object) specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, flow charts, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, student and suppliers names and data, proprietary ideas, concepts, know-how, methodologies and all other information related to the disclosing party's business. For purposes of this Agreement, Confidential Information shall not include, and the obligations provided hereunder shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of the recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure by the other party; (c) is independently developed by the recipient without the use of any Confidential Information provided by the other party; (d) recipient rightfully obtained or obtains from a third party who has the right,


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      without  obligation  to the other  party,  to transfer  or  disclose  such information; or (e) is released or approved for release by the other party without restriction.

                  B. Care and Protection. Each party shall protect the other party's Confidential Information using at least the same standard of care that applies to its own similar Confidential Information, but not less than a reasonable standard of care.

                  C. Exceptions. Either party may disclose the other party's Confidential Information as required by any order of any government authority, or otherwise as required by law, or as necessary to establish and enforce that party's rights under this Agreement. Before disclosing the other party's Confidential Information for such purpose, reasonable effort must be made to notify the other party of the circumstances, and the parties shall cooperate with each other to obtain protection for the confidentiality thereof to the extend available.

                  D. Term of Confidentiality. Each party's obligation to protect the other party's Confidential Information shall expire five (5) years after the date of each respective disclosure thereof.

            All of the provisions of this paragraph IV shall survive any termination of this Agreement.

            V.    OWNERSHIP

                  A. Each party acknowledges and agrees that it does not have any claim, right, title or interest in or to the other party's Intellectual Property except as explicitly provided herein. Further, each party acknowledges and agrees that it will use the other party's Intellectual Property solely as expressly permitted under this Agreement and in a manner consistent with the terms and conditions of this Agreement. Nothing contained in this Agreement will give either party any right, title or interest in or to any Intellectual Property of the other party, except for the limited rights expressly granted hereunder. Each party acknowledges and agrees that the other party (and its licensors, if applicable) has complete authority to control the use of its Intellectual Property. Nothing in this Agreement contemplates the joint development, joint works of authorship, or joint ownership of any Intellectual Property, and this Agreement shall not be construed so as to effect such joint development, joint works of authorship or joint ownership. If the parties desire to engage in any joint development efforts during the Term, the ownership rights of such developments will be established in a writing signed by an authorized member of each party and amended to this Agreement. Without limiting the foregoing, any Content provided by Sonoma to CCAH pursuant to the Agreement ("SONOMA CONTENT"), the Sonoma Platform and all associated Intellectual Property rights are, and will remain, the sole and exclusive property of Sonoma or its third-party licensors, and no license, right, title, interest in and/or to the Sonoma Content or Sonoma Platform is granted to CCAH except as set forth in this Agreement. Likewise, any Content provided by CCAH to Sonoma pursuant to the Agreement ("CCAH CONTENT") and all associated intellectual property rights are, and will remain, the sole and exclusive property of CCAH, and no license, right, title, interest in and/or to the CCAH Content is granted to Sonoma except as set forth in this Agreement.

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            All  of the  provisions  of  this  paragraph  V  shall  survive  any termination of this Agreement.

            VI.   FEES, PAYMENT AND RELATED MATTERS.

                  A. All tuition and all other fees payable by or on behalf of a student in connection with a Satellite Program (collectively, the "TUITION FEES"), shall be collected by the Party that maintains administration and academic oversight of the Satellite Program and associated Program as set forth in the Program Specification (the "PROGRAM ADMINISTRATOR"). The Parties agree that the Party collecting the Tuition Fees shall pay to the other Party a percentage (the "FEE PERCENTAGE") of the Net Fees received by the Program Administrator in connection with the Satellite Program, such percentage shall be mutually agreed between the Parties and set forth in the applicable Program Specification. "NET FEES" means the Tuition Fees actually received by the Program Administrator less any applicable taxes, duties, discounts, refunds or credits, provided that any discounts or credits are in accordance with the Program Administrator's standard policies.

                  B. The Program Administrator shall, in its sole discretion, determine the amount of Tuition Fee and any other fees that are payable by a student enrolled in a Satellite Program; provided, however the Tuition Fee and any other fees shall be set forth in the Program Specification. The Program Administrator may, in its sole discretion, amend the Tuition Fee; provided, however, that it shall not change the Tuition Fee for any academic semester that has already commenced, and that it shall provide the other Party with sixty (60) days advance notice, in writing, prior to making any such change.

                  C. Within twenty (20) days after the end of each calendar month during the Term, the Program Administrator shall deliver to the other Party the Fee Percentage of the Net Fees together with a certificate of a duly authorized and responsible employee of the Program Administrator setting forth the Net Fee calculations during such calendar month and any and all other information necessary for the determination of Tuition Fees payable to the other Party under this Agreement.

                  D. The Parties agree to review the Fee Percentage set forth in each Program Specification each calendar quarter of the Term. Any amendments to a Fee Percentage shall not be effective unless it is stated in writing and is executed on behalf of each Party.

                  E. The Program Administrator will keep such records as will enable the Fees payable hereunder to be accurately determined by the other Party. Such records will be retained by the Program Administrator and made available to auditors selected by the other Party for examination at the request and at the expense of the other Party during reasonable business hours at the offices of the Program Administrator as set forth in the Program Specification for a period of at least five (5) years after the date of the transactions to which the records relate. Any confidential information obtained by such auditors regarding the business of the Program Administrator shall be held in strict confidence by such auditors and the other Party, except as may be necessary to prosecute an action to collect Fees. The Program shall reimburse the other Party for the costs of such audit if the

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      audit  determines  that the Fees due as stated in any such  certificate is understated by more than five percent (5%).

            VII.  WARRANTIES AND COVENANTS.

                  A. Each Party does hereby represent and warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation. Each party further warrants that the execution of this Agreement does not, and with the passage of time, will not, materially conflict with or constitute a breach under any other agreement, judgment of instrument to which it is currently a party or by which it is currently bound.

                  B. Each Party does hereby represent and warrant that it is authorized by the state in which its campuses are located to provide each of the Program(s) and Satellite Program(s) set forth on a Program Specification in the manner required by this Agreement.

                  C. Each Party does hereby represent and warrant to the other Party that: (i) it has the right to grant the license to use its Content without the other Party directly or indirectly being required to pay a royalty to any third party; (ii) to the best of its knowledge, use of its Content or any part thereof will not infringe upon or violate the intellectual-property, publicity or privacy rights of any third party;
      (iii) to its knowledge any of its Content will not be defamatory, lewd, pornographic or obscene; (iv) to its knowledge that its Content will be in compliance with all applicable laws, and will not violate any laws regarding unfair competition, anti-discrimination or false advertising;
      (iv) no claim by any third party contesting the validity of any intellectual property rights in the Content has been made, is currently outstanding or, to the best knowledge of the Party, is threatened, and the Party has not received any notice of and is not aware of any fact indicating any infringement, misappropriation or violation by others of any intellectual property rights in its Content; (v) to its knowledge its Content will not contain any virus, worm, "trojan horse", time bomb or similar contaminating or destructive feature ; and (vi) it will not knowingly infringe the patent, copyright or other proprietary rights in the other Party's Content nor knowingly assist others in doing so.

                  D. EXCEPT AS STATED HEREIN, THE SONOMA PLATFORM IS LICENSED AS-IS. IT IS UNDERSTOOD THAT SONOMA IS NOT MAKING AND EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT THE USE OF ANY OTHER PRODUCT MADE BY OR FOR CCAH, EXCEPT THAT "THE SONOMA PLATFORM" AS CONTAINED IN THE DELIVERABLES AND STANDING ALONE, WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY.

                  E. EXCEPT AS STATED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER
      EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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                  F.    REGARDLESS  OF WHETHER  ANY REMEDY  HEREIN  FAILS OF ITS
      ESSENTIAL  PURPOSE,  IN NO  EVENT  WILL  EITHER  PARTY BE  LIABLE  FOR ANY
      INCIDENTAL,   SPECIAL,  EXEMPLARY,  PUNITIVE,  INDIRECT  OR  CONSEQUENTIAL
      DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE CONTENT OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF SUCH PARTY HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAS BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES.

            All of the provisions of this paragraph VII shall survive any termination of this Agreement.

            VIII. INDEMNIFICATION.

                  A.    GENERAL.   Each  party  agrees  to  indemnify  and  hold
      harmless the other and its affiliates, and their respective officers, agents and employees, from and against any and all loss, liability and expense (including reasonable attorneys' fees) suffered or incurred (collectively "DAMAGES")by reason of any third party claims, proceedings or suits based on or arising out of: (i) breach of its representations and warranties hereunder, or (ii) any claim for infringement of any third party patent, copyright, trade secret, trademark or other proprietary right. Indemnification shall apply provided that the party seeking indemnification has given the indemnifying party prompt written notice of any such claim, permits the indemnifying party to defend the claim and have sole control over such defense, including appeals and all negotiations to affect settlement, and gives the indemnifying party all available information and assistance as is reasonably necessary for the defense.

                  B. REMEDIES. If either party believes that any Intellectual Property licensed or provided under this Agreement has become, or in the opinion of such party may become, the subject of a claim for infringement, the party may, at its election and expense: (i) procure for the other party the right to continue using the same, or (ii) replace or modify the same so that it becomes non-infringing. The party shall elect one of the above remedies in the event of a preliminary or permanent court order prohibiting use of the Intellectual Property on a temporary or permanent basis. This section states each party's entire right and liability and sole and exclusive remedies with regard to any intellectual property infringement.

            All of the provisions of this paragraph VIII shall survive any termination of this Agreement.

            IX.   TERM AND TERMINATION.

                  A. Term. The term of this Agreement shall be for a period of two (2) years from the Effective Date (the "INITIAL TERM"). Upon expiration of the Initial Term, this Agreement shall renew for successive two (2) year terms unless either Party shall give the other notice of its desire not to so renew the term no less than ninety (90) days prior to the

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      expiration  of the  then-current  two (2) year term (the  Initial Term and each such renewal term, collectively, the "TERM").

                  B. Termination for Cause. Either party may terminate this Agreement during the Term as follows:

                        (i) in the event of a breach by the other Party of any of material term (including obligation to pay) of this Agreement if the breaching Party fails to correct or cure the breach within thirty (30) days after receipt of written notice stating the nature of the breach, the non-breaching Party shall have the option to: (i) continue this Agreement until the end of the then current student term; or (ii) immediately terminate this Agreement.

                        (ii) the other Party is declared insolvent or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the federal Bankruptcy Act or any amendment to that Act that is not terminated within thirty (30) days.

                  C. Effect of Termination for Cause. Upon Termination for Cause, the terminated Party shall indemnify the other Party for any Damages by reason arising out of such parties breach or insolvency.

                  D. Effect of Expiration of the Term or Termination without Cause. Upon termination or expiration of the Term for any reason other than for Cause, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and
      (b) any provisions which must survive in order to give effect to their meaning, shall survive the completion, expiration, termination or cancellation of this Agreement.

                  E. Within ten (10) days of the date of termination or expiration of this Agreement, each Party shall return to the other Party any Deliverables received by such Party pursuant to this Agreement or otherwise.

            X.    MARKETING

                  A. Press Release. The Parties will jointly develop a press release announcing this Agreement and the activities contemplated hereunder which shall be issued at a time mutually determined by the Parties. Prior to issuance of this initial press release, neither party shall issue any press release on its own or make any public statement, written, oral, or otherwise, regarding this Agreement and the activities contemplated hereunder, without the other Party's prior written approval.

                  B. Marketing. Following issuance of the initial press release, each party has the right to indicate publicly that it has entered into this Agreement and may promote the other Party on its respective Web site and in marketing materials, provided that each party will submit such materials to the other Party for prior approval, which shall not be

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      unreasonably  withheld or delayed.  The parties may also jointly engage in public relations, trade shows, trade associations and other marketing activities in support of the launch and ongoing promotion of this Agreement as they mutually determine.

            XI.   MISCELLANEOUS.

                  A. Any assignment by the Licensee requires the written consent of the Licensor. Any transfer by the Licensor of the rights licensed in this Agreement shall be subject to all provisions of the present Agreement and the Licensor shall so notify the Licensee.

                  B. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

                  C. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be deemed to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

                  D. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contract or to assume any obligation for the other Party or to make any warranties or representations on behalf of the other Party.

                  E. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement

                  F. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of California (without giving reference to choice-of-law provisions) from time to time in effect.

                  G. If a dispute arises out of or relates to this Agreement and if said dispute cannot be settled through direct discussions, the Parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its commercial mediation rules of JAMS/Endispute ("JAMS"), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the

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      arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of California or to any Federal Court located within the State of California for any action arising out of, relating to, or in connection with, this Agreement, and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. Notwithstanding anything contained herein to the contrary, in the event of an arbitration proceeding or litigation brought pursuant to the terms of this Agreement, the prevailing Party shall be entitled to recover all costs of such proceeding or litigation (including reasonable attorney fees) from the other Party.

                  H.    This   Agreement   contains  the  entire  and  exclusive
      agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

                  I. Any notices required to be given or delivered to either party under the terms of this Agreement will be in writing and addressed to the party at the address and telephone number indicated below or such other address or telephone number as the party may designate, in writing, from time to time. All notices will be deemed to have been given or delivered upon: (i) personal delivery; (ii) two (2) business days after deposit with any return receipt express courier (prepaid); or (iii) one
      (1) business day after transmission and confirmed receipt by telecopier.


           If to Sonoma:

           1304 South Point Blvd.
           Suite 280
           Petaluma, CA 94954

           Fax: (707) 283-0808


           If to CCAH:

           6341 N. Springfield Ave
           Chicago
           IL-60659
           Fax: (773) 267-0572

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


                  J. Except for failures to make any payment when due, neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

                  K.    This   Agreement   may  be   executed  in  two  or  more
      counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the Parties hereto have set their hands by their duly authorized representatives as of the day and year first above written.


Sonoma College, Inc                      Citi College of Allied Health


By:____________________________________  By:____________________________________


Name:__________________________________  Name:__________________________________


Title:_________________________________  Title:_________________________________

                                    EXHIBIT A

                              PROGRAM SPECIFICATION

PROGRAM

Associate of Science degree in Magnetic Resonance Imaging ("MRI") Technology

DELIVERABLES

Sonoma shall supply to CCAH, in such a form and at such times as mutual agreed by the Parties, the following Deliverables:

    1. All curricula for core competency courses to be taught in the satellite classes.

            o   Physics I & II

            o   Cross sectional Anatomy I & II

            o   MRI Patient Care

    2.  Student handbooks for the MRI clinical externship.

    3. MRI Program application forms, marketing material and such other information as Sonoma, in its sole discretion deems necessary.

SONOMA RESPONSIBILITIES.

    1. Sonoma shall offer potential students the ability to enroll in the Associate of Science degree in MRI Technology (the "MRI SATELLITE PROGRAM") and attend classes at the campus(es) owned and/or operated by CCAH (the "CCAH CAMPUS(ES)").

    2. Sonoma shall have primary responsibility for the administrative and academic oversight of every aspect of the MRI Satellite Program. Sonoma shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students enrolled through the CCAH campus(es).

    3. Sonoma shall provide CCAH with such Sonoma Content and support as Sonoma reasonably deems necessary for CCAH and its employees to provide potential students with information about the MRI Satellite Program and submit an application form through CCAH's campus(es), which shall include without limitation marketing material and the MRI Satellite Program application forms.

    4. Sonoma shall be responsible for storing all student, faculty, and administrative records at the Sonoma main campus.

    5. Sonoma shall supply CCAH with sources for all textbooks that are required as part of the MRI Satellite Program.

    6. Sonoma shall provide online delivery of general education courses through the Sonoma Platform to students enrolled in the MRI Program through the CCAH campuses.

    7. Sonoma will hire qualified CCAH instructors to teach both online and classroom course in the MRI Satellite Program.

CCAH RESPONSIBILITIES.

    1. CCAH and its employees shall perform such administrative and academic services as Sonoma shall reasonably request in connection with the MRI Satellite Program; provided, however, that CCAH, its staff and/or faculty will not be reimbursed for any administrative and academic services performed by its personnel hereunder, other than as set forth in the Section headed "Fee Percentage" below. More specifically, CCAH shall provide Sonoma with administrative assistance in admissions and enrollment, financial aid, and marketing.

    2. CCAH shall promptly forward all MRI Satellite Program application forms together with any deposits to Sonoma.

    3. CCAH shall use its reasonable commercial efforts to assist Sonoma to hire the number and type of faculty and staff that the Parties mutually agree are necessary to assist teaching and administering the MRI Satellite Program at the CCAH campuses.

    4.  CCAH shall provide adequate classroom space for class size including:


            o   Tables and chairs

            o   Audio/video equipment

                    o   Computer and digital projector with screen

                    o   Overhead projector

                    o   Internet access

    5. CCAH shall provide access for students and staff on Saturdays, including, but not limited to, keys, passcodes, keycards.

    6. CCAH shall provide local assistance in procuring and maintaining MRI clinical externship facility contracts. A sufficient number of regional clinic facilities must be available to sustain a ratio of one (1) student per MRI system. While unusual, some contracted facilities may have more than one system therefore possessing the ability to accommodate multiple students.

    7. CCAH shall provide office space for dedicated Clinical Preceptor. The Clinical Preceptor will perform the following duties:

                    o   Develop clinic facility contracts

                    o   Maintain established contracts

                    o Provide education on proper training techniques to clinic personnel

                    o   Supervise students during the clinical externship

    8. CCAH shall provide faculty to teach both online and classroom courses in the MRI Satellite Program

GRANT OF LICENSE

Sonoma hereby grants to CCAH, and CCAH accepts, for the duration of the Term, a limited, non-exclusive, non-transferable, world-wide license (the "SONOMA LICENSE") to use the Sonoma Content and Sonoma Platform solely to the extent necessary to provide courses in the MRI Program to students enrolled by Sonoma in the MRI Satellite Program, pursuant to the terms and conditions of this Agreement.

FEE PERCENTAGE.

Sonoma shall pay CCAH a Fee Percentage of Forty Percent (40%) of the Net Fees received by Sonoma in connection with the MRI Satellite Program pursuant to Paragraph VI of the Agreement. By way of example, see SCHEDULE A, attached hereto.

PROGRAM COMMENCEMENT DATE.

The Parties agree to use reasonable efforts to begin the first consortium MRI Satellite Program classes at the CCAH campuses on JUNE 27, 2005.

TUITION FEES AND COURSE BOOKS

The tuition fee for the MRI Satellite Program offered is $4,100 per semester or $20,500 for the five semester degree program in addition to student fees which total approximately $350 per semester.

Books and supplies are approximately $1,250 for the entire MRI Satellite
Program.

NON-COMPETE

CCAH agrees that during the Term and for a period of three (3) years thereafter, it will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace.

Sonoma College agrees to give Right of First Refusal to CCAH in case of Sonoma College or any other entity wants to market Sonoma College's program(s) in the state of Illinois through a Consortium agreement or any other means or arrangements.

Both parties acknowledge and agree that the restrictive covenants set forth in this Section headed "Non-Compete" (the "RESTRICTIVE COVENANTS") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.



Sonoma College, Inc                      Citi College of Allied Health


By:____________________________________  By:____________________________________


Name:__________________________________  Name:__________________________________


Title:_________________________________  Title:_________________________________